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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statements of Harcourt General, Inc. on Form S-3 (Nos. 33-46148 and 333-30621) and Form S-8 (Nos. 33-26079 and 333-42349) of our report dated December 12, 2000 (which report expressed an unqualified opinion and includes an explanatory paragraph relating to the sale of the business), included in the Annual Report on Form 10-K of Harcourt General, Inc. for the year ended October 31, 2000.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
January 25, 2001